Exhibit 10.1

CHINA VALVES TECHNOLOGY, INC.
RESTRICTED SHARES GRANT AGREEMENT

THIS RESTRICTED SHARE GRANT AGREEMENT (“Agreement”) by and between China Valves Technology, Inc., a Nevada corporation (the “Company”) and _______ (the “Grantee”) is effective as of  _______ , 2011 (the “Effective Date”).

BACKGROUND

WHEREAS, the Grantee serves as the  _______________ of the Company;

WHEREAS, the Board of Directors of the Company has determined that it is in the interest of the Company to grant to Grantee _____________ shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in exchange for his service as a director of the Company;

WHEREAS, the Company and the Grantee wish to enter into this Agreement to memorialize the terms on which the Common Stock is to be granted to Grantee as provided for herein.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1.                  Grant and Purchase of Restricted Shares. The Company hereby grants to Grantee, and Grantee hereby accepts _____________ shares of Common Stock (the “Restricted Shares”) in connection with his service as a director with the Company. The Restricted Shares will vest in three equal annual installments (or  ________ shares each installment) over a three-year period starting from January 1, 2012 subject to the criteria set forth below. The first installment will vest on January 1, 2012 after the Company has changed its auditor and has made improvement in its internal control or upon approval by the Board and the Compensation Committee. The Compensation Committee will determine the criteria upon which the vesting of the second and third installments will be based.

2.                  Stockholder Rights.

(a)                   Voting Rights. Until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a stockholder, including voting rights, with respect to the Restricted Shares subject, however, to the transfer restrictions or any other restrictions.

(b)                   Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Shares are entitled to all regular cash dividends or other distributions paid with respect to all Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(c)                   Book Entry Registration of the Restricted Shares. The Company may at its election either (i) after the Effective Date, issue a certificate representing the Restricted Shares subject to this Agreement and place a legend on and stop transfer notice describing the restrictions on and forfeitability of such Restricted Shares, in which case the Company may retain such certificates unless and until the Restricted Shares represented by such certificate have vested and may cancel such certificate if and to the extent that the Restricted Shares are forfeited or otherwise required to be transferred back to the Company, or (ii) not issue any certificate representing Restricted Shares subject to this Agreement and instead document the Grantee’s interest in the Restricted Shares by registering the Restricted Shares with the Company's transfer agent (or another custodian selected by the Company) in book entry form in the Grantee’s name with the applicable restrictions noted in the book entry system, in which case no certificate(s) representing all or a part of the Restricted Shares will be issued unless and until the Restricted Shares become Vested Shares.

3.                   Vesting of Restricted Shares.

(a)                   The Restricted Shares are restricted and subject to forfeiture until vested. The Restricted Shares which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.” All Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

(b)                   Restricted Shares will vest and become nonforfeitable in accordance with the vesting schedule specified in Section 1.

(c)                   Definitions. Terms used in section 3 and 4 have the following meanings:

(i)                   “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its subsidiaries and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any rule, regulation, procedure or policy of the Company or its subsidiaries; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or its subsidiaries, all as determined by the Board of Directors of the Company, which determination will be conclusive.

(ii)                   “Retirement” means Grantee’s retirement from Company employ at age 65 as determined in accordance with the policies of the Company or its subsidiaries in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

(d)                  Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise.

4.                   Forfeiture of Nonvested Shares. Except as provided herein, if Grantee's service with the Company ceases for any reason other than Grantee’s (a) death, (b) disability, (c) retirement, or (d) termination by the Company without Cause, any Nonvested Shares will be automatically forfeited to the Company.

(a)                   Legend. Each certificate representing Restricted Shares granted pursuant to the Notice of Restricted Shares Grant may bear a legend substantially as follows:

“THE SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A RESTRICTED SHARE GRANT AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM CHINA VALVES TECHNOLOGY, INC.”

(b)                   Escrow of Nonvested Shares. The Company has the right to retain the certificates representing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.

(c)                   Removal of Restrictions. The Participant is entitled to have the legend removed from certificates representing Vested Shares.

5.                   Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Shares by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

6.                   Grantee Representations.

Grantee represents to the Company the following:

(a)                   Restrictions on Transfer. Grantee acknowledges that the Restricted Shares to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Securities Act or unless an exemption from registration and qualification is otherwise available. In addition, Grantee understands that the certificate representing the Restricted Shares will be imprinted with a legend which prohibits the transfer of such Restricted Shares unless they are sold in a transaction in compliance with the Securities Act or are registered and qualified or such registration and qualification are not required in the opinion of counsel acceptable to the Company.

(b)                   Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(c)                   Residence. The address set forth on the Notice of Restricted Shares Grant is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(d)                   Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares is purchased rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. The form for making this election is attached as Exhibit A hereto.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

7.                   No Employment Contract Created. The issuance of the Restricted Shares is not be construed as granting to Grantee any right with respect to continuance of employment or any service with the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will Grantee's employment or terminate Grantee’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

8.                   Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to the grant and vesting of the Restricted Shares.

9.                   Interpretation. The Restricted Shares are being issued pursuant to the terms of the Agreement, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

10.                   Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Grantee, to the address set forth below:

if to the Company, to the attention of the Corporate Secretary at the address set forth below:

China Valves Technology, Inc.
21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11.                 Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Administrator has the power to determine what constitutes a breach or threatened breach of this Agreement. Any such determinations will be final and conclusive and binding upon Grantee.

12.                   No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13.                  Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

14.                  Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement.

15.                  Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16.                 Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

17.                  Entire Agreement. This Agreement (including the Notice of Restricted Shares Grant), constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

18.                  Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.                  WAIVER OF JURY TRIAL. THE GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Grant Agreement as of the date first written above.

CHINA VALVES TECHNOLOGY, INC.

By:
Name:
Title:

GRANTEE:

Name:

SPOUSE'S CONSENT TO AGREEMENT
(Required where Grantee resides in a community property state)

I acknowledge that I have read the Agreement and that I know and understand the contents of both. I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Shares that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement. I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Shares which represents a community interest of mine to my spouse or to a trust subject to my spouse's control or for my spouse's benefit or the benefit of our children if I predecease him.

Dated: ____________________________	____________________________________________________
Signature

____________________________________________________
Print Name

Exhibit A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.                  The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER:	SPOUSE:
NAME:
ADDRESS:
IDENTIFICATION NO.:
TAXABLE YEAR:

2.                  The property with respect to which the election is made is described as follows: ____ shares (the “Shares”) of the Common Stock of China Valves Technology, Inc. (the “Company”).

3.                  The date on which the property was transferred is:  ___________________, ______.

4.                  The property is subject to the following restrictions: The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.                  The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $_________________.

6.                  The amount (if any) paid for such property is: $ _________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _______	___________________________________________
Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _______	___________________________________________
Spouse of Taxpayer